UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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POZEN Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POZEN® Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of POZEN Inc. (“POZEN” or the “Company”), will be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on May 17, 2005 at 9:00 a.m. Eastern time, to consider and take action with respect to the following:

1.	To elect three Class II directors, each of whom shall serve for a term of three years.

2.	To ratify the appointment of Ernst & Young LLP as POZEN’s independent auditors to audit POZEN’s financial statements for the fiscal year ending December 31, 2005.

3.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 4, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ Helga L. Leftwich
Helga L. Leftwich
Secretary

Chapel Hill, North Carolina

Dated: April 14, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE

AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR

DELIVER YOUR PROXY VIA THE INTERNET PURSUANT TO THE ACCOMPANYING

INSTRUCTIONS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

PROXY STATEMENT

Mailed on April 14, 2005

Annual Meeting of Stockholders to be held on May 17, 2005

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of POZEN Inc. (“POZEN”) to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of POZEN, to be held on May 17, 2005 and at any adjournment thereof (the “Annual Meeting”). The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. In addition to solicitation by mail, we will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. We or our directors, officers or employees may request by telephone, facsimile or email the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly the stockholders vote. We urge you to vote your shares without delay.

VOTING RIGHTS

Only stockholders as of the close of business on April 4, 2005, the record date fixed by the Board of Directors of POZEN (the “Board”), are entitled to notice of and to vote at the Annual Meeting. As of April 4, 2005, there were 28,915,511 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. A majority of the votes cast in person or by duly executed proxies is required to ratify the appointment of our independent auditors.

Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy. In the election of directors, stockholders may either vote “FOR” all nominees for election or “WITHHOLD” their votes from one or more nominees for election.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to the vote to ratify the appointment of our independent auditors. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class II directors named in this proxy statement and “FOR” the ratification of the appointment of the independent auditors named in this proxy statement. Shares that are represented by valid proxy cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. Shares that are represented by valid proxy cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the ratification of the appointment of independent auditors will have the same effect as a negative vote for that proposal. Broker non-votes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner’s shares, will have no effect on the outcome of any of the matters. Such broker non-votes will, however, be counted in determining whether there is a quorum for the Annual Meeting.

Stockholders may vote their shares via the Internet. The law of Delaware, under which the Company is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.votestock.com rather than by returning the proxy card that accompanies this proxy statement. Once you access that website, in order to vote your shares, you will be required to provide a login number contained on your proxy card as well as your federal tax identification number. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses ADP Investor Communication Services, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy, (2) appearing at the Annual Meeting and voting in person, (3) executing a later dated proxy which is exercised at the Annual Meeting, or (4) casting a later vote via the Internet. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to us to be the beneficial owners of 5% or more of our common stock. Unless otherwise indicated, the information is as of March 1, 2005. For purposes of this table, and as used elsewhere in this proxy statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our common stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
John R. Plachetka, Pharm.D. POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517	4,143,766	(1)	14.1%

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,550,000	(2)	8.8%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	2,387,523	(3)	8.3%

Vector Later-Stage Equity Fund II, L.P. 1751 Lake Cook Road, Suite 350 Deerfield, IL 60015	2,039,947	(4)	7.1%

(1)	This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,726,508 shares owned by Silver Hill Investments, LLC, which is 50% owned by the John R. Plachetka Irrevocable Trust, 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 1,579,514 shares owned by the JRP Revocable Trust; (iii) 206,900 shares owned by the CAP Revocable Trust; (iv) 127,801 shares owned by the John R. Plachetka Irrevocable Trust; (v) 62,768 shares held by John R. Plachetka directly; (vi) 6,000 shares held by two of John R. Plachetka’s daughters which shares he may be deemed to beneficially own; and (vii) 434,275 shares of common stock issuable pursuant to options and restricted stock units granted to John R. Plachetka exercisable within 60 days. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i) through (iv) above.
(2)	According to a report on Schedule 13G that was filed on February 11, 2005 with respect to ownership as of December 31, 2004 by Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc. (“WAM Acq.”) and Columbia Acorn Trust (“Columbia”), WAM and WAM Acq. have shared voting and dispositive power of 2,550,000 shares and Columbia shares voting and dispositive power with respect to 2,400,000 of such shares and claims beneficial ownership of such 2,400,000 shares.
(3)	According to a report on Schedule 13G that was filed on February 14, 2005 with respect to ownership as of December 31, 2004 by Barclays Global Investors, N.A. (“Barclays Investors”), Barclays Global Fund Advisor (“Barclay Advisors”) and related entities, Barclays Investors has sole voting power of 1,700,657 shares and sole dispositive power of 1,911,085 shares and no voting or dispositive power over the remaining shares; Barclays Advisors has sole voting and dispositive power of 476,438 shares and no voting or dispositive power over the remaining shares.
(4)	According to a report on Schedule 13G/A that was filed on February 14, 2005 with respect to ownership as of December 31, 2004 by Vector Later-Stage Equity Fund II, L.P. (“VLSEF”), Vector Later-Stage Equity Fund II (QP), L.P. (“VLSEF QP”), Vector Fund Management II, L.L.C., the general partner of VLSEF and VLSEF QP (“VFM”), D. Theodore Berghorst, an officer and director of VFM (“Berghorst”), Barclay A. Phillips, a director of VFM (“Phillips”), Douglas Reed, a director of VFM (“Reed”), Mark Flower, the Chief Financial Officer of each of VLSEF, VLSEF QP and VFM (“Flower”), and Deborah Berghorst, Trustee FBO Berghorst 1998 Dynastic Trust (the “Trust”), this amount consists of (i) 1,785,405 shares as to which VFM, Berghorst, Phillips and Reed claim shared voting and dispositive power, including 1,339,054 shares as to which VLSEF QP claims shared voting and dispositive power and 446,351 shares as to which VLSEF claims shared voting and dispositive power and (ii) 129,542 shares as to which Berghorst claims sole voting and dispositive power and 125,000 shares as to which Berghorst claims shared voting and dispositive power. (The Trust claims sole voting and dispositive power with respect to the 125,000 shares with respect to which Berghorst claims shared voting and dispositive power.) The 1,885,405 share amount does not include 23,000 shares as to which Reed claims sole voting and dispositive power, 3,200 shares as to which Phillips claims sole voting and dispositive power and 1,000 shares as to which Flower claims sole voting and dispositive power.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 1, 2005 (except as specified below) by each director, the nominees for director and each executive officer named by us in the Summary Compensation Table (the “Named Executive Officers”) and, as a group, by the directors and current executive officers, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

	Beneficial Ownership as of March 1, 2005
Name of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
John R. Plachetka, Pharm.D.	4,143,766	(2)	14.1%
Kristina M. Adomonis	140,625	(3)	*
W. James Alexander	25,000	(4)	*
John E. Barnhardt	148,514	(5)	*
James R. Butler	7,500	(6)	*
William L. Hodges (7)	—		*
Arthur S. Kirsch (8)	—		*
Kenneth B. Lee, Jr.	15,833	(9)	*
Marshall E. Reese (10)	—		*
Paul J. Rizzo	60,000	(11)	*
Bruce A. Tomason	106,960	(12)	*
Peter J. Wise, M.D.	485,464	(13)	1.7%
Ted G. Wood	78,480	(14)	*
All current directors and executive officers as a group (12 persons)	5,212,142	(15)	17.4%

*	Less than 1%.
(1)	Unless otherwise set forth herein, the street address of the named beneficial owners is c/o POZEN Inc., Suite 400, 1414 Raleigh Road, Chapel Hill, North Carolina 27517.
(2)	Consists of (i) 1,726,508 shares owned by Silver Hill Investments, LLC, which is 50% owned by the John R. Plachetka Irrevocable Trust, 40% owned by John R. Plachetka through the JRP Revocable Trust, and 10% owned by his wife, Clare A. Plachetka, through her assignee, the CAP Revocable Trust; (ii) 1,579,514 shares owned by the JRP Revocable Trust; (iii) 206,900 shares owned by the CAP Revocable Trust; (iv) 127,801 shares owned by the John R. Plachetka Irrevocable Trust; (v) 62,768 shares held directly; (vi) 6,000 shares held by two of John R. Plachetka’s daughters, which shares he may be deemed to beneficially own, and (vii) 434,275 shares issuable pursuant to options and restricted stock units exercisable within 60 days.
(3)	Includes 90,625 shares of common stock issuable pursuant to options exercisable within 60 days.
(4)	Consists of 25,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(5)	Includes 141,264 shares of common stock issuable pursuant to options exercisable within 60 days.
(6)	Consists of 7,500 shares of common stock issuable pursuant to options exercisable within 60 days.
(7)	Mr. Hodge’s employment with the Company began in August 2004.
(8)	Mr. Kirsch became a director in May 2004.
(9)	Consists of 15,833 shares of common stock issuable pursuant to options exercisable within 60 days.
(10)	Dr. Reese’s employment with the Company began in October 2004.
(11)	Includes 20,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(12)	Includes 103,960 shares of common stock issuable pursuant to options exercisable within 60 days.
(13)	Includes 50,000 shares of common stock issuable pursuant to options exercisable within 60 days.
(14)	Includes 76,980 shares of common stock issuable pursuant to options exercisable within 60 days.
(15)	Includes 965,437 shares of common stock issuable pursuant to options and restricted stock units exercisable within 60 days.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board shall consist of not less than three nor more than fifteen members divided into three Classes: Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Our Board is authorized to increase or decrease the total number of directors within the three to fifteen range as well as the number of directors in each class, provided that no one class is to have more than one director more than any other class. The number of directors constituting the Board is currently fixed at eight members. Three directors are currently serving in each of Class I and Class II; two directors are currently serving in Class III.

The three directorships expiring this year are Class II directorships, currently filled by Arthur S. Kirsch, Kenneth B. Lee, Jr. and Bruce A. Tomason. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has nominated Messrs. Kirsch, Lee and Tomason as nominees for election at this Annual Meeting to serve as Class II directors; their terms will expire in 2008. Mr. Kirsch, who was elected by the Board in 2004 to fill a vacancy resulting from the retirement of one of our directors, is being nominated for election by our stockholders for the first time at this Annual Meeting. Mr. Kirsch was recommended for initial membership on the Board by the Nominating/Corporate Governance Committee of the Board.

Messrs. Kirsch, Lee and Tomason have informed us that they are each willing to serve for the term to which each of them is nominated if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

The information appearing in the following two tables sets forth the names of the nominees for director and the directors continuing in office and also contains, as to each director, certain biographical information, a brief description of each person’s principal occupation and business experience and certain other information.

Nominees for Election as Director for a Term of Three Years

Name and Principal Occupation	Served as Director Since	Director Class	If Elected, Term Expires At Annual Meeting of Stockholders in
Arthur S. Kirsch, age 53 Founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, since 2001; Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001; Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999.	2004	Class II	2005

Kenneth B. Lee, Jr., age 57

Independent consultant since June 2002 and general partner of Hatteras BioCapital, LLC (formerly BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003; President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002; Partner of Ernst & Young LLP from 1982 through 2000; Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001; Managing Director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001. Serves as Chairman of the board of directors of Inspire Pharmaceuticals Inc. and as director of CV Therapeutics Inc. and Abgenix, Inc.

	2002	Class II	2005

Bruce A. Tomason, age 57 Chief Executive Officer of Alterna, LLC, a branded over-the-counter medicine company, since April 2004; President of Apollo Capital Corporation, a healthcare investment banking and venture capital company, between 1991 and 2003.	1997	Class II	2005

Vote Required for Approval

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees as director of POZEN.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

Directors Continuing in Office

Name and Principal Occupation	Served as Director Since	Director Class	Term Expires At Annual Meeting of Stockholders in

James R. Butler, age 64

Employed in an advisory capacity to the Chairman of the board of directors of Reliant Pharmaceuticals Inc., a pharmaceutical company, since October 2003; President of ALZA International, a pharmaceutical company, from 2000 to June 2001; served in various other executive positions with ALZA between 1993 and 2001; prior to that, served as Vice President-General Manager of Glaxo Pharmaceuticals, a pharmaceutical company. Serves on the board of directors of three private companies, Respirics, Inc., Invitrox and Osprey Pharmaceuticals; serves on the advisory boards of the Pharmacy Schools of the University of Florida and Campbell University.

	2003	Class I	2007

Paul J. Rizzo, age 77 Chairman of the board of directors and partner of Franklin Street Partners, an investment firm, since 1990; Dean of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill between 1987 and 1992; Vice Chairman of the board of directors of IBM Corporation from 1983 to 1987 and from 1993 to 1994. Serves as a director of Cox Enterprises Inc. and The Maersk Company Limited.	2002	Class I	2007

Ted G. Wood, age 67 Retired since September 2003; Vice Chairman of The United Company, a Bristol, Virginia based holding company engaged in oil and gas exploration and production, financial services and the development of public golf courses from January 2003 to August 2003; President of the operating subsidiaries within The United Company between 1998 and January 2003; consultant to The United Company from January 1996 to June 1998. Serves as Non-Executive Chairman, King Pharmaceuticals Inc.	2000	Class I	2007

John R. Plachetka, Pharm.D., age 51 Chairman of the Board since January 2001, co-founder of POZEN and President and Chief Executive Officer of POZEN since 1996; Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995.	1996	Class III	2006

Peter J. Wise, M.D., age 70 Retired since 1996; Vice Chairman of the Board since January 2001; co-founder of POZEN; acted in an advisory capacity to POZEN from 1996 to 2000; President and Chief Operating Officer of Pharmaceutical Product Development, Inc., a pharmaceutical services and development company, from 1993 to 1996.	1996	Class III	2006

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

All the members of our Board are independent as defined by the Nasdaq listing standards, with the exception of Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer.

Meetings

Our Board held six meetings of the Board during the year ended December 31, 2004. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served. It is the policy of our Board that directors attend our annual meetings of stockholders. All of our directors other than James R. Butler attended our 2004 Annual Meeting of Stockholders held on June 22, 2004.

Executive Sessions; Lead Outside Director

Our directors who are independent as defined by the Nasdaq listing standards meet in executive session without management or our chief executive officer present at every regularly scheduled Board meeting. Since 2004, the Board has designated a lead outside director who acts as the leader of the independent directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our chief executive officer, provides input to the Chairman of the Board in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Mr. Kenneth B. Lee, Jr. is currently serving as our lead outside director.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Bruce A. Tomason, who serves as Chairman, Kenneth B. Lee, Jr. and Arthur S. Kirsch. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules applicable to audit committee members. Our Board has determined that each also qualifies as an audit committee financial expert as defined by the SEC.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements.

The Audit Committee held seven meetings during the year ended December 31, 2004. In February 2005, the Audit Committee reviewed its charter and determined that it continued to be adequate and no modifications were necessary. A copy of the Audit Committee’s charter is posted on our website at www.pozen.com.

Compensation Committee

The current members of the Compensation Committee are Ted G. Wood, who serves as Chairman, Peter J. Wise, M.D., Kenneth B. Lee, Jr., and James R. Butler. Each of the members of the Compensation Committee is independent as defined by Nasdaq listing standards.

The Compensation Committee is responsible for reviewing, evaluating and approving, or as appropriate, recommending to the Board, the salary, incentive compensation, bonuses, benefit plans and other forms of compensation for our executive officers and directors and for reviewing and approving the philosophy and policies governing the compensation of our employees generally. The Compensation Committee is also responsible for granting, or delegating the authority for granting, and making decisions with respect to, stock options and other awards under our equity compensation plans and for granting awards under our 2001 Long Term Incentive Plan.

The Compensation Committee held fifteen meetings during the year ended December 31, 2004. A copy of the Compensation Committee is charter is posted on our website at www.pozen.com.

Please see also the Compensation Committee Report on Executive Compensation at page [14] below.

Nominating/Corporate Governance Committee

The current members of the Nominating/Corporate Governance Committee (the “Governance Committee”) are Paul J. Rizzo, who serves as Chairman, James R. Butler and Bruce A. Tomason. Each of the members of the Governance Committee is independent as defined by Nasdaq listing standards.

The Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process.

The Governance Committee held four meetings during the year ended December 31, 2004. A copy of the charter for the Governance Committee’s charter is posted on our website at www.pozen.com.

Evaluation and Identification of Director Nominees. The Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Governance Committee, with input from our Chairman, President and Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to POZEN. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. In evaluating potential candidates, however, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand POZEN and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Governance Committee will consider the overall competency of the Board in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management, and (viii) corporate governance. In addition, the Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s (i) sound business and personal judgment; (ii) diversity of origin, experience, background and thought; (iii) senior management experience and demonstrated leadership ability; (iv) accountability and integrity; (v) financial literacy; (vi) industry or business knowledge, including science, technology, and marketing acumen; (vii) the extent, nature and quality of relationships and standing in the research and local communities; (viii) in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Governance Committee; (ix) independence of thought and ideas; and (x) other board appointments and service.

The Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Governance Committee will also consider stockholder recommendations for Board nominees. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations. The Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Governance Committee for nomination at our next annual stockholders’ meeting should submit information about their nominees by no later than 120 days prior to the one year anniversary of the mailing of the proxy statement for our most recent annual meeting of stockholders. Stockholders who wish to recommend a nominee should submit the following information in writing to the Chairman of the Governance Committee, c/o POZEN Inc., 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517:

•	the name of the candidate and the information about the individual that would be required to be included on a proxy statement under the rules of the SEC (including without limitation such individual’s qualifications, experience, background and share ownership, if any);

•	information about the relationship between the candidate and the nominating stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the nominating stockholder beneficially owns and the length of time the shares have been owned.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Governance Committee or the Board, by following the procedures set forth in our bylaws as described at “Certain Deadlines for the 2006 Annual Meeting” in this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee; and none has even been one of our officers, except that Peter J. Wise, who was a co-founder of POZEN, was its original vice president.

Compensation of Directors

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. We also pay each of our non-employee directors a fee for each Board and Committee meeting attended, which currently is $1,500 for each Board meeting attended in person and $750 if attendance is by telephone, and $750 for each Committee meeting attended, whether in person or by telephone. Each of our non-employee directors receives an annual retainer of $10,000 for service as a director. The Chairman of our Audit Committee also receives an additional annual retainer of $5,000; other committee chairmen receive an additional $2,500 annual retainer. The fees for attendance at committee meetings and the annual retainers were approved by our Board on March 26, 2003. Each of our non-employee Board members receives annually options to purchase 20,000 shares of common stock for their services as directors, granted in each calendar year on or before the date of the initial Board meeting in that calendar year and vesting annually over four years, subject to the director’s continued service as a director. A new director who joins our Board receives as an initial grant an option to purchase a pro-rated portion of 20,000 shares of common stock, based on the number of months such director serves during that initial year. This initial grant also vests annually over four years, subject to the director’s continued service as a director.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Director, Investor Relations, 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517, telephone 919-913-1030, email investors@pozen.com.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Ethics and Conduct is posted on our website at www.pozen.com.

EXECUTIVE COMPENSATION

Summary of Compensation. The following table summarizes the compensation paid to or earned during the last three fiscal years by our chief executive officer and each of our four other most highly compensated executive officers (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name and Principal Position During 2004	Year	Salary		Bonus(1)		Other Annual Compen- sation(2)	Restricted Stock Awards ($)		Securities Underlying Options	LTIP Payouts		All Other Compen- sation(3)
John R. Plachetka, Pharm.D., President and Chief Executive Officer	2004 2003 2002	$ $ $	395,560 374,920 364,000	$ $ $	205,100 300,000 254,800	— — —	$713,441 — —	(4)	200,000 187,500 293,750	$	— 1,000,000 —	$ $ $	8,000 6,000 5,500

Kristina M. Adomonis, Senior Vice President, Business Development	2004 2003 2002	$ $ $	212,140 201,828 196,905	$ $ $	117,061 161,000 39,381	— — —	— — —		100,000 75,000 37,500		— — —	$ $ $	6,500 6,000 5,500

W. James Alexander, MD(5), Senior Vice President, Product Development	2004 2003	$ $	282,440 28,385		$56,000 —	—	— —		— 100,000		— —		$8,000 —

John E. Barnhardt, Vice President, Finance and Administration	2004 2003 2002	$ $ $	147,758 141,934 137,800	$ $ $	58,590 56,744 55,120	— — —	— — —		33,725 33,725 33,725		— — —	$ $ $	6,500 6,000 5,500

William L. Hodges(6), Chief Financial Officer, Senior Vice President, Finance and Administration	2004		$96,732		$38,312	—	—		80,000		—		$8,000

Marshall E. Reese, Ph.D.(7), Executive Vice President, Product Development	2004		$61,129		—	—	—		100,000		—		$8,000

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2004 were paid in December 2004 or January 2005, at the election of the officer.
(2)	Excludes perquisites and other personal benefits where the aggregate annual amount received by each officer was below the lesser of $50,000 or 10% of the salary and bonus reported.
(3)	Represents the employer-matching portion of a defined contribution 401(k) pension plan.
(4)	Represents the value as of December 31, 2004, of 98,135 restricted stock units granted in May 2004 to our President and Chief Executive officer, calculated based on the closing price of our common stock on the Nasdaq National Market on December 31, 2004. The restricted stock units vest in three equal installments on January 1, 2005, 2006 and 2007. Dividends will not be paid on the restricted stock units; however, the number and kind of restricted stock units may be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN.
(5)	Dr. Alexander’s employment with the Company began in November 2003, and the figures in the table above for 2003 reflect only compensation paid to him from his hire date through December 31, 2003.
(6)	Mr. Hodges’ employment with the Company began in August 2004, and the figures in the table above reflect only compensation paid to him from his hire date through December 31, 2004. Mr. Hodges was paid $5,160 for his services as a consultant to the Company during July 2004 prior to his employment by the Company.
(7)	Dr. Reese’s employment with the Company began in November 2004, and the figures in the table above reflect only compensation paid to him from his hire date through December 31, 2004.

Stock Options. The following table provides information related to options for shares of our common stock granted to the Named Executive Officers during 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/share)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
John R. Plachetka, Pharm.D.	200,000	20.0%	$10.19	1/2/14	$330,413	$1,733,302
Kristina M. Adomonis	100,000	10.0%	$10.19	1/2/14	$165,206	$866,651
W. James Alexander, M.D.	—	—	—	—	—	—
John E. Barnhardt	33,725	3.4%	$10.19	1/2/14	$55,716	$292,278
William L. Hodges	80,000	8.0%	$6.24	8/2/14	$448,165	$1,009,321
Marshall E. Reese, Ph.D.	100,000	10.0%	$8.88	10/18/14	$296,206	$997,651

(1)	Each of these options is exercisable in cumulative installments of one-fourth each with the initial vesting date occurring on the first anniversary of the grant date and continuing on the next three anniversary dates of such vesting dates thereafter. Each option has a term of ten years.
(2)	The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price.

The following table provides information related to any stock options for shares of our common stock exercised by the Named Executive Officers during 2004 and certain information about unexercised options held by the Named Executive Officers at December 31, 2004:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values (1)

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY- End Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at FY-End Exercisable /Unexercisable (2)
John R. Plachetka, Pharm.D.	—	—	434,375 /	434,375	$756,094 /	$413,969
Kristina M. Adomonis	18,750	$203,295	32,812 /	179,688	$19,594 /	$97,594
W. James Alexander, M.D.	—	—	25,000 /	75,000	— /	—
John E. Barnhardt	35,000	$585,900	109,721 /	82,132	$466,684 /	$87,769
William L. Hodges	—	—	0 /	80,000	— /	$82,400
Marshall E. Reese, Ph.D.	—	—	0 /	100,000	— /	—

(1)	All share numbers and exercise prices reflect the 1.349-for-1 split of our common stock effected on October 6, 2000.
(2)	“In-the-money” options are options whose base (or exercise) price was less than the market price of the common stock at December 31, 2004. The value of such options is calculated based on a stock price of $7.27, which was the closing price of our common stock on The Nasdaq National Market on December 31, 2004.

Employment and Change of Control Arrangements

John R. Plachetka: Under an executive employment agreement dated July 25, 2001, which amended and restated an earlier agreement dated April 1, 1999, we agreed to employ John R. Plachetka, Pharm.D., as our president and chief executive officer. The agreement has an initial term of three years and automatically renews for additional one-year terms, unless either party terminates the agreement. Under the agreement, Dr. Plachetka’s salary is subject to performance and merit-based increases, and he is eligible to receive annual cash bonuses. The agreement also entitled him to receive an initial, and in the discretion of the Compensation Committee, up to two additional, performance-based awards, to be granted under the POZEN Inc. Long Term Incentive Plan, pursuant to each of which he could earn up to $1,000,000 upon the achievement of the performance goals specified in each such award. The agreement provides for the payment by POZEN of certain life and disability insurance premiums and reimbursement of certain estate, tax and related expenses incurred by Dr. Plachetka.

If Dr. Plachetka’s employment is terminated by us without cause, or by Dr. Plachetka for “Good Reason, “ defined as (i) the relocation by more than 50 miles of the office from which Dr. Plachetka performs his principal duties, the substantial reduction of Dr. Plachetka’s duties and responsibilities, the material breach by us of the employment agreement (unless, in each such case, such event is corrected within 30 days after notice), or (ii) the election by Dr. Plachetka within 60 days following a change of control of POZEN to terminate his employment as a result of the change of control, the agreement provides for payment of a lump sum severance benefit equivalent to one year’s annual base salary plus the average of the annual bonuses awarded to Dr. Plachetka over the prior two years and the continuation for one year of Dr. Plachetka’s employee benefits, as further described in the agreement. The agreement provides for the payment of additional amounts to reimburse Dr. Plachetka for any taxes owed in the event that any other payments he receives as a result of a change of control are determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code (“Code Section 280G”).

Certain Other Named Executive Officers: We have also entered into executive employment agreements with each of Kristina M. Adomonis, John E. Barnhardt, Marshall E. Reese and William L. Hodges, with initial terms of either one or two years and automatic one-year renewals thereafter, at initial annual base salary amounts set forth in the agreements, which are subject in each case to performance and merit-based increases. Under the agreements, the executives are eligible to receive annual bonuses. Each agreement automatically renews for successive one-year terms after the expiration of the initial term, unless either party to the agreement terminates the agreement. If the executive’s employment is terminated by us without cause, or by the executive for “Good Reason,” defined as (i) the relocation by more than 50 miles of the office from which the executive performs his or her principal duties, the substantial reduction of the executive’s duties and responsibilities, the material breach by us of the agreement (unless, in each such case, such event is corrected within 30 days after notice), or (ii) the election by the executive within 60 days following a change of control of POZEN to terminate his or her employment as a result of the change of control, the agreement provides for payment of a lump sum severance benefit equivalent to one year’s annual base salary plus the average of the executive’s annual bonus awarded over the prior two years and the continuation for one year of the executive’s employee benefits, as described further in the agreements. The agreements provide for the payment to each executive of additional amounts to reimburse them for any taxes owed in the event that any other payments received by the executive as a result of a change of control are determined to constitute an excess parachute payment under Code Section 280G.

Other Change of Control Arrangements: Under the POZEN Inc. 2000 Equity Compensation Plan, as amended and restated (the “Equity Compensation Plan”), unless the Compensation Committee determines otherwise, upon a change of control, as defined in the plan, the vesting of all outstanding stock options accelerates and the options become fully exercisable, and the restrictions and conditions on all outstanding restricted stock and other similar stock-based awards lapse and such awards become fully vested, payable or exercisable, as applicable. If, as a result of the change of control, we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding options that are not exercised are to be assumed by, or replaced with comparable options or rights by, the surviving corporation. The Compensation Committee may also take other actions as provided in the Equity Compensation Plan. The stock options held as of December 31, 2004 by our Named Executive Officers are reflected in the table entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” included in this proxy statement. The restricted stock units held by our president and chief executive officer are reflected in the table entitled “Summary Compensation Table” included in this proxy statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently comprised of four independent directors. As members of the Compensation Committee, it is our responsibility to determine the most appropriate total executive compensation strategy based on POZEN’s business and business model and consistent with our stockholders’ interests. The Compensation Committee’s principal responsibilities include reviewing POZEN’s overall compensation philosophy and the adequacy and market competitiveness of POZEN’s compensation plans and programs, evaluating the performance of and reviewing and approving compensation for executive officers and administering the POZEN’s equity-based and other incentive plans. The Compensation Committee has retained an independent consultant to advise the Committee on an as needed basis in fulfilling its responsibilities. This consultant is engaged by, and reports directly to, the Compensation Committee.

The Compensation Committee’s philosophy is to provide compensation levels that attract, retain and motivate superior quality executive management and reward performance that encourages contribution to the achievement of POZEN’s business objectives and corporate goals. The Compensation Committee attempts to maintain compensation packages that are comparable to and competitive with the compensation packages of executives of similar companies while being consistent with individual performance.

In compensating its executive officers, POZEN relies on a combination of salary and incentives designed to reward individual and collective performance that results in the achievement of POZEN’s short-term and long-term goals. Traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, such as POZEN, than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions, the Compensation Committee evaluates other indicators of performance, such as achieving milestones in the development and commercialization of POZEN’s drug candidates, discovering or in-licensing and developing potential new product candidate opportunities and managing the capital needed for its operations. In determining the compensation of the executive officers other than the chief executive officer, the Compensation Committee also reviews and considers input and recommendations from the chief executive officer.

The basic components of POZEN’s compensation packages for executive officers include base salary, cash bonuses, stock options and other incentive awards and benefits. Each executive officer’s compensation package contains a mix of these components.

POZEN has entered into employment agreements with certain of its executive officers, which include severance payments in the event of termination of the executive’s employment without cause, including in the event of a change of control, or termination by the executive of his or her employment under certain circumstances. See the discussion of these agreements under “Employment and Change of Control Arrangements” included in this proxy statement.

Base Salary

Base salaries for the executive officers are intended to be competitive with those of comparable positions at other companies in POZEN’s industry. The Compensation Committee reviews and approves company-wide target salary adjustment levels each year, which are set, based in part on a review of regional cost of living increases. Adjustments to the executive officers’ base salaries for 2004, which were made in connection with their annual performance reviews, were based on this target and a review of each individual’s performance.

Bonuses

Cash bonuses are awarded by the Compensation Committee based upon its evaluation, in conjunction with the recommendations of the chief executive officer for officers other than the chief executive officer, of the performance of each executive officer, the achievement of POZEN’s overall corporate goals and the executive’s individual goals, as well as the executive’s performance of his or her area of responsibility. Each executive officer, including the chief executive officer, has a target bonus opportunity set by the Compensation Committee that is tied to a percentage of the executive’s annual base salary. Bonuses are generally awarded in December of each year in recognition of the achievement of goals and other contributions during that year, although individual bonuses may be awarded during the year in special circumstances. Annual bonuses may be paid either in late December or early January of each year. A total of $475,063 in cash bonuses was paid to our Named Executive Officers for their performance in 2004. These awards reflected the accomplishment of certain corporate goals related to clinical and regulatory progress and efforts related to POZEN’s product candidates, research and development achievements and progress of POZEN’s exploratory programs and other efforts toward the commercialization of POZEN’s product candidates, as well as individual contributions, both measurable and qualitative, of each Named Executive Officer.

Stock Options and Other Incentive Awards

The Compensation Committee believes that the granting of stock options and other equity-based awards provides an excellent tool to align the long-term interests of each officer with the interests of POZEN’s stockholders and helps to motivate the individual officer to remain with POZEN. Grants of stock options are generally made to all employees on their date of hire based on salary level and position. All employees, including the executive officers, are eligible for subsequent discretionary option awards, including annual awards which are typically granted in early January of each year in recognition of individual and corporate performance during the preceding year. Each executive officer has a target annual stock option opportunity. The actual amount of the annual option grant for each executive officer is determined by the Compensation Committee based on the individual’s contributions and responsibilities. Stock options generally vest annually over four years.

In recognition of the critical role of POZEN’s product candidate, Trexima, in contributing to the Company’s overall success and the importance of creating a collective employee focus on obtaining regulatory approval for Trexima, the Compensation Committee considered in late 2004, and approved in early January 2005, a company-wide incentive program (the “Trexima incentive program”), consisting of the grant of stock options, with an exercise price equal to the closing price of the common stock on the date of grant, to each employee. The options will vest at the later of January 3, 2007 or the receipt of regulatory approval of Trexima in the United States. The options will be forfeited if such approval does not occur prior to December 31, 2007, and 25% of each option will be forfeited if such approval does not occur prior to June 30, 2007. The executive officers received in the aggregate 290,088 of the 506,772 stock options granted under this program.

Due to the changes in the accounting treatment of stock options set to take effect this year, the Compensation Committee intends to critically evaluate the use of stock options as well as other equity-based long-term incentive compensation vehicles and may possibly change its approach to long-term equity incentives, including the use of stock options, in the future.

Benefits

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees. Certain additional benefits provided to our chief executive officer are described below.

Compensation to Chief Executive Officer

The Compensation Committee followed its overall compensation philosophy in reviewing and recommending salary, bonus, stock options and other incentive awards during fiscal year 2004 for our president and chief executive officer, Dr. John R. Plachetka. The Compensation Committee determines Dr. Plachetka’s compensation, without Dr. Plachetka’s participation, based on the same general factors as those used by the Compensation Committee for POZEN’s other executive officers.

During the fiscal year ended December 31, 2004, Dr. Plachetka received a base salary of $395,560, which represented a 6% increase over his base salary in 2003. For his contributions during the 2004 fiscal year, Dr. Plachetka was awarded a $205,100 cash bonus which was paid in January 2005. This bonus represented 75% of his targeted bonus opportunity and was awarded in recognition of Dr. Plachetka’s overall contributions during the year, including in his role as one of the Company’s principal scientific innovators. In particular, the Compensation Committee considered his efforts with respect to progress in the clinical and regulatory development of POZEN’s product candidates, in particular Trexima, his innovations and contributions toward clinical advancements in the Company’s and his success in adding key personnel to further strengthen the management team.

As described above, stock options are granted at the beginning of January of each year in recognition of performance during the preceding year. As reflected in the option grant table included in this proxy statement, in January 2004, in recognition of his efforts in 2003 in connection with POZEN’s overall growth and development, the Compensation Committee granted Dr. Plachetka an option to purchase 200,000 shares of POZEN’s common stock. This option, granted under the Equity Compensation Plan, vests annually over four years and has a ten-year term and an exercise price equal to the closing price of the common stock on the date of grant. In May 2004, the Compensation Committee granted Dr. Plachetka an award of restricted stock units relating to 98,135 shares of common stock. This grant was in lieu of making the final of three awards to Dr. Plachetka under POZEN’s 2001 Long Term Incentive Plan entitling him to earn up to $1 million, which award had been contemplated by his employment agreement to be granted in early 2004, and was made in recognition of the importance of providing long term incentives to continue to motivate and retain the chief executive officer. The restricted stock units were granted pursuant to the Equity Compensation Plan, vest in three equal installments, on January 1, 2005, January 1, 2006 and January 1, 2007, and are issuable as shares of common stock at such time as Dr. Plachetka’s employment with POZEN ceases.

In December 2004, the Compensation Committee reviewed Dr. Plachetka’s performance and efforts during 2004, and on January 3, 2005, in recognition of those efforts, granted him an option to purchase 140,625 shares of common stock. This option vests annually over four years on the anniversary date of the date of grant and has a term of ten years. The Compensation Committee also approved the grant, on January 3, 2005, of an option to purchase 108,219 shares of common stock under the Trexima incentive program described above. Each of these 2005 options was granted under the Equity Compensation Plan and has a ten-year term and an exercise price equal to the fair market value of the common stock on the date of grant. In December 2004, the Compensation Committee approved a 5% increase in Dr. Plachetka’s base salary, effective January 1, 2005.

Dr. Plachetka is entitled to the same general employee benefits as other POZEN employees. Additional benefits provided to Dr. Plachetka pursuant to his employment agreement include the payment of life and disability insurance premiums and expenses, and reimbursement of amounts incurred by him, up to a total of $15,000 each, for tax and estate planning and the administration of a 10b5-1 trading plan, should he elect to implement such a plan. Dr. Plachetka’s employment agreement also entitles him to receive certain severance and other benefits, including in the event of a change of control. See the discussion under “Employment and Change of Control Arrangements” included in this proxy statement.

The Compensation Committee has reviewed Dr. Plachetka’s overall compensation, including benefits, and finds it to be reasonable.

Deductibility under Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a public company from taking a deduction for certain compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation, however, will not be subject to this deduction limit if certain requirements are met. The Compensation Committee generally seeks to structure the long-term incentive compensation granted to POZEN’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m) unless the Compensation Committee believes that payments that may be subject to the limit are appropriate and in the best interests of POZEN and its stockholders.

Submitted by:

The Compensation Committee of the Board of Directors

Ted G. Wood, Chairman

Peter J. Wise

James R. Butler

Kenneth B. Lee, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the total stockholder return on our common stock during the period from October 11, 2000 through December 31, 2004 with the total return on the Nasdaq Stock Market (U.S.) Index, the Nasdaq Biotechnology Index and the Nasdaq Pharmaceutical Index. The comparison assumes that $100 was invested on October 11, 2000 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees POZEN’s financial reporting process on behalf of the Board. Management is responsible for POZEN’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing POZEN’s financial statements in accordance with accounting principles generally accepted in the United States. POZEN’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that POZEN’s audited financial statements for 2004 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified (Communications with Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors their independence from POZEN and its management, including the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Audit Committee has discussed with POZEN’s independent auditors the overall scope and plans for their audits, the results of their examinations, the evaluations of POZEN’s internal control over financial reporting and the overall quality of POZEN’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that POZEN’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of POZEN’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include POZEN’s audited financial statements in it’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by:

The Audit Committee of the Board of Directors

Bruce A. Tomason, Chairman

Kenneth B. Lee, Jr.

Arthur S. Kirsch

PROPOSAL No. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent auditors to examine POZEN’s financial statements for the fiscal year ending December 31, 2005 and has recommended that such appointment be submitted to our stockholders for ratification. Ernst & Young LLP has served as our independent auditors since 1997. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Vote Required for Approval

A majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITOR FEES AND SERVICES

Ernst & Young LLP Fees Related to Fiscal Years 2004 and 2003

Audit Fees:

Fees for audit services totaled approximately $223,000 in 2004 and approximately $140,000 in 2003, including fees associated with the annual audit and the reviews of POZEN’s quarterly reports on Form 10-Q.

Audit-Related Fees:

Fees for audit-related services totaled approximately $7,000 in 2004 and $37,000 in 2003. These audit-related services consisted of accounting consultations in connection with our internal controls implementation project, consulting related to compliance issues arising under the Sarbanes-Oxley Act of 2002 and related regulations, and revenue recognition determinations.

Tax Fees:

For 2004, fees for tax services totaled approximately $48,000, of which approximately $30,000 related to tax analysis related to POZEN’s use of restricted stock units and to POZEN’s use of its operating losses, $13,000 related to tax compliance and the balance related to fees for tax return preparation and tax planning services provided to Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer, and paid by POZEN pursuant to Dr. Plachetka’s employment agreement. For 2003, fees for tax compliance totaled approximately $11,000.

All Other Fees:

There were no fees for the category “All Other Services” in 2004 and 2003

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2004 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2004.

CERTAIN DEADLINES FOR THE 2006 ANNUAL MEETING

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2006 Annual Meeting must be received by us no later than the close of business on December 15, 2005. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2006 by February 28, 2006, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2006 Annual Meeting.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2006 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to, respectively, make a nomination or bring other business before the meeting.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for POZEN’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call James Watson at POZEN at (919) 913-1030.

You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Helga L. Leftwich
Helga L. Leftwich
Secretary

Dated: April 14, 2005

POZEN Inc.

COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors for the

Annual Meeting of Stockholders on May 17, 2005.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints William L. Hodges and John E. Barnhardt, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on Tuesday, May 17, 2005, at 9:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the three nominees for the Board of Directors listed in Proposal 1, FOR Proposal 2, and at their discretion on any other matter that may properly come before the meeting.

☑ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To elect the following nominees to serve as Class II Directors:

01-Arthur S. Kirsch	02-Kenneth B. Lee, Jr.	03-Bruce A. Tomason

☐FOR ALL	☐WITHHOLD ALL	☐FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE, MARK “FOR ALL EXCEPT” AND WRITE THE NOMINEE’S NAME ON THE LINE BELOW:

"        cut here        "

SEE REVERSE SIDE	SEE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

To ratify the Board of Directors’ selection of Ernst & Young LLP as independent public accountants of the Company for the Company’s fiscal year ended December 31, 2005.

☐FOR	☐AGAINST	☐ABSTAIN	Date: , 2005

Signature

Signature (if jointly held)

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING
☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO

STOCKTRANS, INC., 44 WEST LANCASTER AVE, ARDMORE, PA 19003, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

"        cut here        "

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote by Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.